EXHIBIT 10.29

                                                               EXECUTION VERSION
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                   CALPINE CONSTRUCTION FINANCE COMPANY, L.P.
                                 as the Company




                             CALPINE HERMISTON, LLC
                               CPN HERMISTON, LLC
                           HERMISTON POWER PARTNERSHIP
                                as the Guarantors

         FIRST PRIORITY SENIOR SECURED INSTITUTIONAL TERM LOANS DUE 2009


                         CREDIT AND GUARANTEE AGREEMENT


                           Dated as of August 14, 2003


                       GOLDMAN SACHS CREDIT PARTNERS L.P.
Sole Lead Arranger, Sole Bookrunner, Administrative Agent and Syndication Agent






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                               Table of Contents

                                                                            Page

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions....................................................2
SECTION 1.02.   Other Definitions..............................................7
SECTION 1.03.   Rules of Construction..........................................8

                                   ARTICLE II.
                                 THE TERM LOANS

SECTION 2.01.   Term Loans.....................................................9
SECTION 2.02.   Pro Rata Shares; Availability of Funds........................10
SECTION 2.03.   Use of Proceeds...............................................11
SECTION 2.04.   Evidence of Debt; Register; Lenders' Books and Records;
                   Notes......................................................11
SECTION 2.05.   Interest......................................................12
SECTION 2.06.   Continuation Notice...........................................12
SECTION 2.07.   Default Interest..............................................13
SECTION 2.08.   Fees..........................................................13
SECTION 2.09.   Scheduled Payments/Commitment Reductions......................13
SECTION 2.10.   Voluntary Prepayments.........................................14
SECTION 2.11.   Mandatory Offers..............................................15
SECTION 2.12.   General Provisions Regarding Payments.........................17
SECTION 2.13.   Ratable Sharing...............................................18
SECTION 2.14.   Making or Maintaining Term Loans..............................18
SECTION 2.15.   Increased Costs; Capital Adequacy.............................20
SECTION 2.16.   Taxes; Withholding, etc.......................................21
SECTION 2.17.   Removal or Replacement of a Lender............................24
SECTION 2.18.   Notices.......................................................25

                                  ARTICLE III.
                              CONDITIONS PRECEDENT


                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES


                                   ARTICLE V.
                                    COVENANTS

SECTION 5.01.   Reports.......................................................37
SECTION 5.02.   Compliance Certificate........................................37
SECTION 5.03.   Taxes.........................................................38
SECTION 5.04.   Stay, Extension and Usury Laws................................38
SECTION 5.05.   Restricted Payments...........................................39

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SECTION 5.06.   Dividend and Other Payment Restrictions Affecting
                   Subsidiaries...............................................39
SECTION 5.07.   Incurrence of Indebtedness and Issuance of Preferred Equity...41
SECTION 5.08.   Asset Sales...................................................43
SECTION 5.09.   Transactions with Affiliates..................................44
SECTION 5.10.   Liens.........................................................46
SECTION 5.11.   Business Activities...........................................46
SECTION 5.12.   Maintenance of Existence......................................47
SECTION 5.13.   Offer to Repurchase Upon Change of Control....................47
SECTION 5.14.   Payments for Consent..........................................48
SECTION 5.15.   Hillabee Facility.............................................48
SECTION 5.16.   Restrictions on Activities of Finance Co......................49
SECTION 5.17.   Additional Subsidiaries.......................................49
SECTION 5.18.   Limitation on Issuances and Sales of Equity Interests in
                   Subsidiaries...............................................49
SECTION 5.19.   Deposit of Revenues...........................................50
SECTION 5.20.   Maintenance of Insurance......................................50

                                   ARTICLE VI.
                                   SUCCESSORS

SECTION 6.01.   Merger, Consolidation, or Sale of Assets......................50
SECTION 6.02.   Successor Corporation Substituted.............................51

                                  ARTICLE VII.
                              DEFAULTS AND REMEDIES

SECTION 7.01.   Events of Default.............................................51
SECTION 7.02.   Acceleration..................................................53
SECTION 7.03.   Other Remedies................................................53
SECTION 7.04.   Waiver of Past Defaults.......................................54
SECTION 7.05.   Control by Majority...........................................54
SECTION 7.06.   Collection Suit by Administrative Agent.......................54
SECTION 7.07.   Priorities....................................................54

                                  ARTICLE VIII.
                                     AGENTS

SECTION 8.01.   Appointment of Agents.........................................55
SECTION 8.02.   Powers and Duties.............................................55
SECTION 8.03.   General Immunity..............................................56
SECTION 8.04.   Agents Entitled to Act as Lender..............................57
SECTION 8.05.   Lenders' Representations, Warranties and Acknowledgment.......57
SECTION 8.06.   Right to Indemnity............................................57
SECTION 8.07.   Successor Administrative Agent................................58

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                                   ARTICLE IX.
                             COLLATERAL AND SECURITY


                                   ARTICLE X.
                                RANKING OF LIENS


                                   ARTICLE XI.
                               COLLATERAL SHARING

SECTION 11.01.  Equal and Ratable Lien Sharing by Holders of Priority Lien
                   Debt.......................................................59
SECTION 11.02.  Enforcement...................................................60
SECTION 11.03.  Amendment.....................................................60

                                  ARTICLE XII.
                               TERM LOAN GUARANTEE

SECTION 12.01.  Guarantee.....................................................60
SECTION 12.02.  Right of Contribution.........................................61
SECTION 12.03.  No Subrogation................................................62
SECTION 12.04.  Amendments, etc. with respect to the Term Loan Obligations....62
SECTION 12.05.  Guarantee Absolute and Unconditional..........................63
SECTION 12.06.  Reinstatement.................................................64
SECTION 12.07.  Payments......................................................64

                                  ARTICLE XIII.
                                  MISCELLANEOUS

SECTION 13.01.  Notices.......................................................64
SECTION 13.02.  Expenses......................................................65
SECTION 13.03.  Indemnity.....................................................66
SECTION 13.04.  Set-Off.......................................................66
SECTION 13.05.  Amendments and Waivers........................................67
SECTION 13.06.  Successors and Assigns; Participations........................69
SECTION 13.07.  Independence of Covenants.....................................72
SECTION 13.08.  Survival of Representations, Warranties and Agreements........72
SECTION 13.09.  No Waiver; Remedies Cumulative................................72
SECTION 13.10.  Marshalling; Payments Set Aside...............................73
SECTION 13.11.  Severability..................................................73
SECTION 13.12.  Term Loan Obligations Several; Independent Nature of
                   Lenders' Rights............................................73
SECTION 13.13.  Headings......................................................73
SECTION 13.14.  Applicable Law................................................74
SECTION 13.15.  Consent to Jurisdiction.......................................74
SECTION 13.16.  Waiver Of Jury Trial..........................................74
SECTION 13.17.  Confidentiality...............................................75
SECTION 13.18.  Usury Savings Clause..........................................76

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SECTION 13.19.  Counterparts..................................................77
SECTION 13.20.  Effectiveness.................................................77
SECTION 13.21.  Statements Required in Certificate or Opinion.................77
SECTION 13.22.  No Recourse Against the Company or the Guarantors.............77

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APPENDICES:                     A                Term Loan Commitments
                                B                Notice Addresses

EXHIBITS:                       A                Assignment Agreement
                                B                Certificate Re Non-Bank Status
                                C                Continuation Notice
                                D                Funding Notice
                                E                Lender Addendum
                                F                Term Loan Note

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                         CREDIT AND GUARANTEE AGREEMENT

     This CREDIT AND GUARANTEE AGREEMENT, dated as of August 14, 2003 (this, "Agreement"), is entered into by and among CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership (the "Company"), CALPINE HERMISTON, LLC, a Delaware limited liability company ("Calpine LLC"), CPN HERMISTON, LLC, a Delaware limited liability company ("CPN LLC"), and HERMISTON POWER PARTNERSHIP, an Oregon general partnership (the "Hermiston Partnership" and, together with Calpine LLC and CPN LLC, the "Guarantors"), the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as administrative agent (together with its successors in such capacity, the "Administrative Agent") and as sole lead arranger, sole bookrunner and syndication agent (in such capacity, the "Sole Lead Arranger").

                                    RECITALS

     WHEREAS, the Company intends to borrow, on a non-recourse basis as described in Section 13.22 hereof, $385,000,000 in aggregate principal amount of First Priority Senior Secured Institutional Term Loans due 2009 (the "Term Loans") under this Agreement;

     WHEREAS, the Company intends to issue, on a non-recourse basis as described in Section 13.22 hereof, $365,000,000 in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2011 (the "Notes") pursuant to the Indenture, dated as of August 14, 2003 (the "Indenture"), by and among the Company, CCFC Finance Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Finance Co."), the Guarantors and Wilmington Trust FSB, as Trustee (together with its successors in such capacity, the "Trustee");

     WHEREAS, the Guarantors shall guarantee, on a non-recourse basis as described in Section 13.22 hereof, payment of the Term Loans and all other Term Loan Obligations pursuant to the terms hereof;

     WHEREAS, the Company and the Guarantors intend to secure the Term Loans, all other Term Loan Obligations and any other Priority Lien Obligations, on a first priority basis, and, subject to such priority, to secure the Notes, all other Note Obligations and any other Parity Lien Obligations, on a second priority basis, with a lien on all present and future Collateral; and

     WHEREAS, the Company and the Guarantors, among others, have entered into the Collateral Trust Agreement, which sets forth the terms on which the Company and the Guarantors, among others, have appointed the Collateral Agent as trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer, enforce and distribute all Security Documents and all guarantees granted thereunder and hereunder, at any time delivered to the Collateral Agent and all interests, rights, powers and remedies of the Collateral Agent thereunder and the proceeds thereof.

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                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

     Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, shall have the meanings provided in the Indenture (as defined below) as of the date hereof or as amended in accordance with the terms of this Agreement. The following terms, when used in this Agreement, including in its preamble and recitals, shall have the following meanings:

     "Adjusted Eurodollar Rate" means, with respect to the relevant Interest Period, the greater of (a) 1.50% and (b) the sum of the quotient of (x) the Eurodollar Base Rate applicable to such Interest Period, divided by (y) one minus the Applicable Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

     "Administrative Agent" is defined in the Preamble hereto.

     "Agents" means the Administrative Agent and the Sole Lead Arranger.

     "Applicable Premium" means, with respect to any Term Loan on any prepayment date therefor, the greater of (a) 1.0% of the principal amount of such Term Loan, or (b) the excess of (i) the present value at such prepayment date of (x) the prepayment price for such Term Loan at August 26, 2007 determined in accordance with Section 2.10(b), plus (y) all required interest payments due on such Term Loan through August 26, 2007 (excluding accrued but unpaid interest to the prepayment date), computed using a discount rate equal to the Adjusted Eurodollar Rate as of such prepayment date, over (ii) the principal amount of such Term Loan.

     "Applicable Reserve Requirement" means, at any time, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Term Loan is to be determined, or (b) any category of extensions of credit or other assets which include Term Loans. Each Term Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or

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offsets that may be available  from time to time to the applicable  Lender.  The rate of interest on Term Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

     "Assignment   Agreement"  means  an  Assignment  and  Assumption  Agreement substantially in the form of Exhibit A with such amendments or modifications as may be approved by the Administrative Agent.

     "Bankruptcy Case" has the meaning assigned to it in the Collateral Trust Agreement.

     "Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one half of one percent (0.50%) per annum.

     "CCFC Companies" means the Company, Finance Co., the Parents and the Guarantors.

     "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit B.

     "Closing Date" means the date on which the Term Loans are made.

     "Company" is defined in the Preamble hereto.

     "Continuation Notice" means a Continuation Notice substantially in the form of Exhibit C.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses.

     "equally and ratably" has the meaning assigned to it in the Collateral Trust Agreement.

     "Eurodollar Base Rate" means, for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars for a period of one, two, three or six months, as applicable, as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Company, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate equal to the offered quotation rate to first class banks in the London interbank market by GSCP or one of its Affiliates for deposits (for delivery on the first day of the relevant period) in Dollars of $1.0 million in same day funds for which the

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Adjusted Eurodollar Rate is then being determined with maturities  comparable to a period of one, two, three or six months, as applicable, as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

     "Existing Senior Secured Credit Facility" means the Amended and Restated Credit Agreement, dated as of February 15, 2001, among the Company, the Bank of Nova Scotia, as the administrative agent, the financial institutions listed on Exhibit H thereto, Credit Suisse First Boston, as lead arranger, syndication agent and bookrunner, TD Securities (USA) Inc., as co-arranger and co-documentation agent, and CIBC World Markets Corp., as co-arranger and co-documentation agent.

     "Federal Funds Effective Rate" means for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

     "FERC" means the Federal Energy Regulatory Commission.

     "Final Offering Circular" means the Final Offering Circular dated August 7, 2003 of the Company and Finance Co., as amended or supplemented.

     "Funding Notice" means a notice substantially in the form of Exhibit D.

     "GSCP" means Goldman Sachs Credit Partners L.P.

     "Hazardous Materials" has the meaning assigned to it in the Collateral Trust Agreement.

     "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Indemnified Liabilities" has the meaning assigned to it in the Collateral Trust Agreement.

     "Indenture" is defined in the Recitals.

     "Insolvency Proceeding" has the meaning assigned to it in the Collateral Trust Agreement.

     "Interest Payment Date" means, with respect to each Term Loan, February 26 and August 26 of each year; provided that the first Interest Payment Date shall be February 26, 2004.

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     "Interest  Period"  means,  (i)  initially,  the period  commencing  on the
Closing Date and continuing until February 26, 2004; and (ii) thereafter, the period of one, two, three or six months, as selected by the Company in the applicable Funding Notice or Continuation Notice commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of such calendar month; and (c) no Interest shall extend beyond the Maturity Date.

     "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

     "Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

     "Lender Addendum" means with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit E to be executed and delivered by such Lender on the Closing Date as provided in Section 13.06(j).

     "Maturity Date" means the earlier of (i) August 26, 2009, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

     "Moody's" means Moody's Investors Service, Inc. (or, if such entity ceases to rate the Term Loans for reasons outside of the control of the Company, any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

     "preferred stock" means, with respect to any Person, any Capital Stock of such Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.

     "Prime Rate" means the rate of interest per annum that Goldman Sachs Credit Partners L.P. announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Goldman Sachs Credit Partners L.P. or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Principal Office" means, for the Administrative Agent, its "Principal Office" as set forth on Appendix B, or such other office as the Administrative Agent (or any permitted successor or thereof) may from time to time designate in writing to the Company, the Administrative Agent and each Lender.

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     "Pro Rata Share" means with respect to all payments, computations and other matters relating to the Term Loans of any Lender, the percentage obtained by dividing (A) an amount equal to the aggregate outstanding Term Loans of that Lender, by (B) an amount equal to the sum of the aggregate amount of outstanding Term Loans of all Lenders.

     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

     "Purchase Agreement" means the Purchase Agreement, dated August 7, 2003, among the Company, Finance Co., the Guarantors and the Initial Purchaser.

     "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans similar to the Term Loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Requisite Lenders" means one or more Lenders holding more than 50% of the sum of the aggregate outstanding Term Loans (or, at any time prior to the funding of the Term Loans, the Term Loan Commitments). For this purpose only, Term Loans registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company shall be deemed not to be outstanding.

     "S&P" means Standard & Poor's Ratings Group (or, if such entity ceases to rate the Term Loans for reasons outside of the control of the Company, any other "nationally recognized statistical rating organization" (or successor concept) within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (or successor provision) selected by the Company as a replacement agency).

     "Sole Lead Arranger" is defined in the Preamble hereto

     "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in

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which that Person is organized or in which that  Person's  applicable  principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

     "Term Loan"  means a Term Loan made by a Lender to the Company  pursuant to
Section 2.1(a).

     "Term Loan Commitment" means the commitment of a Lender to make or otherwise fund a Term Loan and "Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment is set forth on Appendix A, on Schedule 1 to the Lender Addendum delivered by such Lender or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $385,000,000.

     "Term Loan Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Agreement, as set forth in Article XII hereof.

     "Term Loan Note" means a promissory note in the form of Exhibit H as it may be amended, supplemented or otherwise modified from time to time.

     "Trustee" is defined in the Recitals hereto.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "U.S." means the United States of America.

SECTION 1.02.     Other Definitions.

                                                                      Defined in
                                          Term                         Section
     ---------------------------------------------------------------------------
     "Affected Lender".............................................         2.15

     "Affected Loans"..............................................         2.15

     "Affiliate Transaction" ......................................         5.09

     "Aggregate Amounts Due".......................................         2.13

     "Asset Sale Offer"............................................         2.11

     "Change of Control Offer".....................................         5.13

     "Change of Control Payment"...................................         5.13

     "Change of Control Payment Date"..............................         5.13

     "Environmental Law"...........................................   Article IV

     "EWG" ........................................................   Article IV

     "Event of Default"............................................         7.01

     "Filing Agent"................................................  Article III

     "Financing Statements"........................................  Article III

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                                                                      Defined in
                                          Term                         Section
     ---------------------------------------------------------------------------
     "FPA" ........................................................  Article III

     "Henwood" ....................................................   Article IV

     "Increased-Cost Lender"........................................        2.17

     "Indemnitee"..................................................        13.03

     "Installment".................................................         2.09

     "Installment Date"............................................         2.09

     "intellectual property rights"................................   Article IV

     "Investment Company Act" .....................................   Article IV

     "Non-Consenting Lender".......................................         2.17

     "Non-US Lender"...............................................         2.16

     "Offer Amount"................................................         2.11

     "Offer Period"................................................         2.11

     "Offering Documents" .........................................   Article IV

     "Payment Default".............................................         7.01

     "Permitted Debt" .............................................         5.07

     "Preliminary Offering Circular" ..............................   Article IV

     "Register"....................................................         2.04

     "Repayment Date"..............................................         2.11

     "Replacement Lender"..........................................         2.17

     "Restricted Payment" .........................................         5.05

     "R.W. Beck" ..................................................   Article IV

     "Terminated Lender"...........................................         2.17

     "TPUC" .......................................................   Article IV

SECTION 1.03.     Rules of Construction.

     Except as set forth below or otherwise provided herein or unless the context otherwise requires, the rules of construction set forth in Section 1.04 of the Indenture shall apply to this Agreement, including its preamble and recitals.

     (a) Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented, otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

     (b) The use in this Agreement or any of the Term Loan Documents of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

     (c) References to "Sections" and "clauses" shall be to Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

     (d) References to "Articles" shall be to Articles of this Agreement unless otherwise specifically provided.

     (e) References  to  "Exhibits"  and  "Schedules"  shall  be to Exhibits and
Schedules,   respectively,  of  this  Agreement  unless  otherwise  specifically provided.

     (f) The use in this Agreement of the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

     (g) This Agreement, the other Term Loan Documents and any documents or instruments delivered pursuant hereto or thereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement, the other Term Loan Documents and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or the other Term Loan Documents and instruments and documents entered into and delivered in connection therewith.

                                   ARTICLE II.

                                 THE TERM LOANS

SECTION 2.01.     Term Loans.

     (a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Term Loan to the Company in an amount equal to such Lender's Term Loan Commitment. The Company may make only one borrowing under each Term Loan Commitment, which shall be on the Closing Date. Any amount borrowed under this Section and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action upon the funding by such Lender of its Term Loan Commitment.

     (b) Borrowing Mechanics for Term Loans.

         (i) On the Closing Date, the Company shall deliver to the Administrative Agent a fully executed Funding Notice, which Funding Notice shall be in form and substance reasonably satisfactory to the Administrative Agent. Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

         (ii) Each Lender shall make each Term Loan to be made by it hereunder available to the Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Term Loans available to the Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by the Administrative Agent from the Lenders to be credited to the account of the Company at the Administrative Agent's Principal Office or to such other account as may be designated in writing to the Administrative Agent by the Company.

SECTION 2.02.     Pro Rata Shares; Availability of Funds.

     (a) Pro Rata Shares. All Term Loans shall be made by the Lenders simultaneously in the amount of their respective Term Loan Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Term Loan hereunder.

     (b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Term Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Closing Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Term Loans. Nothing in this Section 2.02(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.03.     Use of Proceeds.

     The proceeds of the Term Loans shall be applied by the Company to prepay and retire the Existing Senior Secured Credit Facility and to pay certain fees and expenses due under this Agreement and the other Term Loan Documents. No portion of the proceeds of any Term Loans shall be used in any manner that causes or might cause the funding of the Term Loans or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

SECTION 2.04.     Evidence of Debt; Register; Lenders' Books and Records; Notes.

     (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Company to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of any Term Loan; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

     (b) Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and the Term Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of any Term Loan. The Company hereby designates GSCP to serve as the Company's agent solely for purposes of maintaining the Register as provided in this Section 2.04, and the Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees" under Section 13.03 hereof.

     (c) Term Loan Notes. If so requested by any Lender by written notice to the Company (with a copy to the Administrative Agent) at any time after the Closing Date, the Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 13.06 on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Company's receipt of such notice)), a Term Loan Note or Term Loan Notes to evidence such Lender's Term Loan.

SECTION 2.05.     Interest.

     (a) Except as otherwise set forth herein, the Term Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) at the Adjusted Eurodollar Rate plus 6.00% per annum. Notwithstanding anything contained herein to the contrary, the interest rate on the Term Loans for the initial Interest Period from the Closing Date through February 26, 2004 shall be 7.50%.

     (b) The Company shall be permitted to select varying Interest Periods for specified amounts of outstanding Term Loans, provided (i) there shall be no more than five Interest Periods outstanding at any time and (ii) each such specified amount shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 (or the remaining principal amount). In the event that the Company fails to specify an Interest Period for any amount of Term Loans in the applicable Funding Notice or Continuation Notice, the Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 11:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Administrative Agent and each Lender.

     (c) Interest payable pursuant to Section 2.05(a) shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan.

     (d) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears (i) on and to each Interest Payment Date applicable to that Term Loan; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) on and to the Maturity Date.

SECTION 2.06.     Continuation Notice.

     The Company shall deliver a Continuation Notice to the Administrative Agent no later than 11:00 a.m. (New York City time) at least three Business Days in advance of the applicable Interest Period; provided, however, that in no event shall failure to deliver such Continuation Notice constitute a default hereunder. If the Company fails to deliver a Continuation Notice in accordance with the foregoing, the Company shall be deemed to have selected an Interest Period of one month. Except as otherwise provided herein, a Continuation Notice shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a continuation in accordance therewith.

SECTION 2.07.     Default Interest.

     If all or a portion of the principal amount of the Term Loans shall not be paid when due, such overdue principal amount of Term Loans shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Law or other applicable bankruptcy laws) payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.07 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

SECTION 2.08.     Fees.

     The Company agrees to pay to the Agents such other fees in the amounts and at the times separately agreed upon.

SECTION 2.09.     Scheduled Payments/Commitment Reductions.

     (a) Scheduled Installments. The principal amounts of the Term Loans shall be repaid in consecutive semi-annual installments (each, an "Installment"), without premium, in an amount equal to the aggregate principal amount of the Term Loans made on the Closing Date multiplied by the percentage set forth below opposite the applicable date (each, an "Installment Date"), and the remaining principal amounts of the Term Loans shall be paid in full on the Maturity Date:

Installment Date                            Percentage
----------------                            ----------

February 26, 2004                              0.50%

August 26, 2004                                0.50%

February 26, 2005                              0.50%

August 26, 2005                                0.50%

February 26, 2006                              0.50%

August 26, 2006                                0.50%

February 26, 2007                              0.50%

August 26, 2007                                0.50%

February 26, 2008                              0.50%

August 26, 2008                                0.50%

February 26, 2009                              0.50%

     Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans, in accordance with Sections 2.10 and 2.11, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date.

SECTION 2.10.     Voluntary Prepayments.

     (a) Voluntary Prepayments.

         (i) The Company may not voluntarily prepay Term Loans except as provided in clause (b) below. In the event of any voluntary prepayment in accordance with clause (b), the Company may prepay any such Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 (or the remaining amount outstanding) in excess of that amount.

         (ii) All such prepayments shall be made upon not less than three Business Days' prior written or telephonic notice given to the Administrative Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent shall promptly transmit such telephonic or original notice for Term Loans, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any prepayment of any Term Loan pursuant to this Section shall be applied on a pro rata basis among the Lenders and applied to reduce the scheduled remaining Installments of principal on such Term Loan in inverse order of maturity, with the remainder, if any, applied to the payment of principal at maturity.

     (b) In the event that for any reason the Term Loans are voluntarily prepaid prior to August 26, 2007, the Company shall pay to the Lenders a prepayment premium equal to the Applicable Premium with respect to the principal amount of the Term Loans being prepaid. In the event that for any reason the Term Loans are voluntarily prepaid on or after August 26, 2007 but prior to August 26, 2008, the Company shall pay to the Lenders a prepayment premium equal to 3.00% of the principal amount of the Term Loans being prepaid. Term Loans may be prepaid without premium or penalty on or after August 26, 2008.

     (c) Notwithstanding anything to the contrary contained in this Section 2.10 or any other provision of this Agreement, so long as (i) there is no Default or Event of Default and (ii) no Event of Default or Default would result therefrom, the Company may purchase all or any portion of any Term Loan of any Lender pursuant to an agreement between the Company and such Lender and such purchase shall not be deemed to be a voluntary prepayment hereunder; provided that the Company promptly provides a copy of such agreement to the Administrative Agent. The Company shall not make any purchase of a Term Loan from a Lender otherwise permitted by this Section 2.10(c) if, at the time of such purchase, a repurchase of outstanding Notes by the Company without additional disclosure by the Company to the holder of such Notes would result in a violation by the Company of Rule 10b-5 of the Exchange Act unless, prior to any such purchase of any Term Loans, such additional disclosure is made by the Company to such Lender. Notwithstanding the provisions of the preceding sentence, the Company, the Lenders and the Agents hereby agree that nothing in this Section 2.10(c) shall be understood to mean or suggest that the Term Loans constitute "securities" for purposes of either the Securities Act or the Exchange Act. Following any purchase pursuant to this Section 2.10(c), the Term Loans so purchased shall be disregarded and not deemed outstanding (as to which the Company hereby agrees) for purposes of (i) the making of, or the application of, any payments to the Lenders under this Agreement or any other Term Loan Documents, (ii) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Term Loan Documents or (iii) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Term Loan Documents, provided that the scheduled Installment amounts shall remain unchanged. Failure by the Company to make any payment to a Lender required by an agreement permitted by this Section 2.10(c) shall not constitute an Event of Default under Section 7.01.

SECTION 2.11.     Mandatory Offers.

     (a) If the Company is required to prepay any Term Loans by reason of any Lender's acceptance of an Asset Sale Offer or a Change of Control Offer, the amount payable to such Lender shall be paid to the Administrative Agent for account of such Lender and credited to the remaining installments to become due on the Term Loans outstanding to such Lender. Any prepayment of any Term Loan pursuant hereto shall be applied to reduce the scheduled remaining Installments with respect to such Term Loan in inverse order of maturity.

     (b) In the event that, pursuant to Section 5.08 hereof, the Company shall be required to commence an offer to all Lenders to repay Term Loans (an "Asset Sale Offer"), it shall follow the procedures specified below.

         (i) The Asset Sale Offer shall remain open for a period of 15 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the
     "Repayment Date"), the Company shall repay the principal amount of Term Loans required to be purchased pursuant to Section 5.08 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Term Loans for which repayment was requested in response to the Asset Sale Offer. Payment for any Term Loans shall be made in the same manner as interest payments are made.

         (ii) Upon the commencement of an Asset Sale Offer, the Company shall send a notice to the Administrative Agent (for delivery to each Lender). The notice shall contain all instructions and materials necessary to enable such Lenders to request repayment for the Term Loans pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Lenders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

             (A) that the  Asset  Sale  Offer is  being  made  pursuant  to this
         Section 2.11 and Section 5.08 hereof and the length of time the Asset Sale Offer shall remain open;

             (B) the Offer Amount, the purchase price and the Repayment Date;

             (C) that any Term Loan for which repayment is not requested or accepted for repayment shall continue to accrete or accrue interest;

             (D) that, unless the Company defaults in making such payment, any Term Loan accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Repayment Date;

             (E) that a Lender electing to have Term Loans repaid pursuant to an Asset Sale Offer must offer all of its Term Loans for repayment and may not offer only a portion of its Term Loans for repayment;

             (F) that the Lenders shall be entitled to withdraw their request if the Company, or the Administrative Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Term Loans for which the Lender requested repayment and a statement that such Lender is withdrawing his request to have Term Loans repaid; and

             (G) that, if the aggregate principal amount of Term Loans for which repayment is requested by the Lenders exceeds the Offer Amount, the Administrative Agent shall select the Term Loans to be purchased on a pro rata basis.

         (iii) On or before the Repayment Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Term Loans or portions thereof for which repayment is requested pursuant to the Asset Sale Offer, or if repayment for Term Loans in an aggregate amount less than the Offer Amount have been requested, all Term Loans for which repayment is requested, and shall deliver to the Administrative Agent (for delivery to the Lenders) an Officers' Certificate stating that such Term Loans or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 2.11. The Company shall promptly (but in any case not later than five days after the Repayment Date) deliver to the Administrative Agent for the account of each Lender for which repayment is requested an amount equal to all outstanding amounts under the Term Loans for which repayment is requested by all Lenders that were accepted by the Company for repayment. The Administrative Agent shall promptly forward the appropriate amount to each Lender being repaid.

SECTION 2.12.     General Provisions Regarding Payments.

     (a) All payments by the Company of principal, interest, fees and other Term Loan Obligations (other than pursuant to Section 2.10(c) hereof) shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of the Lenders. Funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

     (b) All payments in respect of the principal amount of any Term Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest before application to principal.

     (c) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, except that prepayment offers accepted by Lenders pursuant to Section
5.08 or 5.13 shall be allocated to the accepting Lenders ratably in proportion to the principal amount of Term Loans outstanding to each accepting Lender (and not to all Lenders based on Pro Rata Shares), together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

     (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

     (e) The Company hereby authorizes the Administrative Agent to charge the Company's accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose) upon the occurrence of any Event of Default in respect of its payment obligations hereunder.

     (f) The Administrative Agent shall deem any payment by or on behalf of the Company hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.01. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.07 from the date such amount was due and payable until the date such amount is paid in full.

SECTION 2.13.     Ratable Sharing.

     The Lenders hereby agree among themselves that, except in the case of prepayments offered to and accepted by any Lender pursuant to Sections 5.08 or
5.13 or a repurchase under Section 2.10(c) hereof, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Term Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Term Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

SECTION 2.14.     Making or Maintaining Term Loans.

     (a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Term Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Term Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Term Loans may be made or maintained with an interest rate based on the Adjusted Eurodollar Rate, and instead will be made and maintained with an interest rate equal to the Base Rate plus 6.00% per annum, until such time as the Administrative Agent notifies the Company and Lenders that the circumstances giving rise to such notice no longer exist, and
(ii) any Funding Notice or Continuation Notice given by the Company with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

     (b) Illegality or Impracticability of using the Adjusted Eurodollar Rate. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Administrative Agent) that the making, maintaining or continuation of its Term Loans with an interest rate based on the Adjusted Eurodollar Rate (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Company and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter
(1) the obligation of the Affected Lender to make or maintain Term Loans with an interest rate based on the Adjusted Eurodollar Rate shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Term Loan then being requested by the Company pursuant to a Funding Notice or a Continuation Notice, the Affected Lender shall make such Term Loan as (or continue such Term Loan as) a Term Loan with an interest rate equal to the Base Rate plus 6.00% annum, (3) the Affected Lender's obligation to maintain its outstanding Term Loans with an interest rate based on the Adjusted Eurodollar Rate (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Term Loans with an interest rate equal to the Base Rate plus 6.00% per annum on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Term Loans with an interest rate based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Term Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits (such anticipated profits being the 6.00% spread over the Adjusted Eurodollar Rate) which such Lender may sustain within an Interest Period: (i) if any prepayment or other principal payment of any of its Term Loans occurs on a date prior to the last day of an Interest Period applicable to that Term Loan (including, without limitation, pursuant to Section 2.10, 2.11, 5.08 and 5.13 hereof); or (ii) if any prepayment of any of its Term Loans is not made on any date specified in a notice of prepayment given by the Company.

     (d) Booking of Term  Loans.  Any Lender may make,  carry or  transfer  Term
Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

     (e) Assumptions Concerning Funding of Term Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant Term Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (b) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Term Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Term Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

SECTION 2.15.     Increased Costs; Capital Adequacy.

     (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

         (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Term Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

         (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to any Term Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

         (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this
Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Term Loans, or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

SECTION 2.16.     Taxes; Withholding, etc.

     (a) Payments to Be Free and Clear. All sums payable by any Obligor hereunder and under the other Term Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the U.S. or any political subdivision in or of the U.S. or any other jurisdiction from or to which a payment is made by or on behalf of any Obligor or by any federation or organization of which the U.S. or any such jurisdiction is a member at the time of payment.

     (b) Withholding of Taxes. If any Obligor or any other Person is required by law to make any deduction or withholding on account of any such Tax (other than a Tax on the overall net income of any Lender) from any sum paid or payable by any Obligor to the Administrative Agent or any Lender under any of the Term Loan
Documents:

         (i) the Company shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

         (ii) the Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Obligor) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

         (iii) the sum payable by such Obligor in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

         (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty
     (30) days after the due date of payment of any tax which it is required by clause (ii) above to pay, the Company shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

     (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to the Administrative Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion):

         (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Term Loan Documents; or

         (ii) if such  Lender  is not a "bank"  or  other  Person  described  in
     Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Term Loan Documents.

Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.16(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Term Loan Documents, or notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence. The Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.16(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this

 Section 2.16(c), or (2) to notify the
Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.16(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of this Section 2.16(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to Section 2.15(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

SECTION 2.17.     Removal or Replacement of a Lender.

     Anything contained herein to the contrary notwithstanding, in the event that:

     (a) (i) any Lender (an "Increased-Cost Lender") shall give notice to the Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Increased-Cost Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Company's request for such withdrawal; or

     (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13.05(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained;

then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender"), the Company may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of
Section 13.06 and such Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided,

         (i) on the date of such assignment, the Replacement Lender shall pay to such Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender, and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to such Terminated Lender pursuant to
     Section 2.08;

         (ii) on the date of such assignment, the Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16 or otherwise as if it were a prepayment; provided that no premium on such amounts shall be required to be paid; and

         (iii) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.

Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 2.18.     Notices.

     Any Notice shall be executed by an Officer in a writing delivered to the Administrative Agent. In lieu of delivering a Notice, the Company may give the Administrative Agent telephonic notice by the required time of any proposed borrowing or continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Administrative Agent on or before the applicable date of borrowing or continuation. Neither the Administrative Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of the Company or otherwise acting in good faith.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

     The obligation of any Lender to make a Term Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 13.05, of the following additional conditions precedent on or before the Closing Date:

     (a) The Chief Financial Officer of the Company shall have furnished a certificate, dated the Closing Date, in form and substance satisfactory to the Administrative Agent, stating to the effect that:

         (i) the Company does not intend to or believe that it has incurred or will incur debts that will be beyond its ability to pay as they mature;

         (ii) no subsidiary of the Company intends to or believes that it has incurred or shall incur debts that will be beyond its ability to pay as they mature;

         (iii) the present fair saleable value of the assets of the Company exceeds the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) as they become absolute and matured;

         (iv) the present fair saleable value of the assets of each subsidiary of the Company exceeds the amount that will be required to pay the probable liability on its existing debts (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent) as they become absolute and matured;

         (v) the Company does not have unreasonably small capital for it to carry on its businesses as proposed to be conducted;

         (vi) no subsidiary of the Company has unreasonably small capital for it to carry on its business as proposed to be conducted;

         (vii) the Company is not incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted; and

         (viii) no subsidiary of the Company is incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

     (b) The Collateral Agent shall have received at the Closing Date:

         (i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Financing Statements naming each of the CCFC Companies as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent and its counsel, desirable to perfect the security interests of the Secured Parties pursuant to the Security Documents;

         (ii) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of UCC Financing Statement Amendments (Form UCC-3), if any, necessary to release all Liens of any Person in any Collateral described in the Security Documents previously granted by any Person;

         (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective Financing Statements which name each of the CCFC Companies (under their present names and any previous names) as the debtor, together with copies of such Financing Statements (none of which shall cover any collateral described in the Security Documents, other than Financing Statements that evidence Liens granted in connection with the Existing Senior Secured Credit Facility);

         (iv) such releases, reconveyances, satisfactions or other instruments as it may request to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust at any time delivered by the Company to secure any Obligations in respect of the Existing Senior Secured Credit Facility, duly executed, delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns;

         (v) a letter or letters (in form and substance reasonably satisfactory to the Administrative Agent) addressed to the Collateral Agent, the Trustee and the Administrative Agent, executed and delivered by the administrative agent under the

     Existing  Senior Secured Credit  Facility,  stating the amount (the "Payout
     Amount") required to pay in full in cash at the Closing Date all outstanding Obligations under or in respect of the Existing Senior Secured Credit Facility;

         (vi) a certificate of insurance satisfactory to the Lenders confirming that all insurance requirements of this Agreement are satisfied; and

         (vii) such other approvals, opinions or documents as the Administrative Agent, the Lenders or the Collateral Agent may reasonably request in form and substance satisfactory to each of them.

     (c) All Uniform Commercial Code Financing Statements (Form UCC-1) or other similar Financing Statements and UCC Financing Statement Amendments (Form UCC-3) required pursuant to clauses (b)(i) and (ii) above (collectively, the "Financing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the
"Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Financing Statements, (ii) that the Financing Statements have either been submitted for filing in the appropriate filing offices or shall be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent shall notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

     (d) The Company shall have consummated the offering of the Notes, and such Notes shall have been issued prior to, or shall be issued simultaneously with, the Closing Date on substantially the terms described in the Final Offering Circular and other terms satisfactory to the Administrative Agent, and the Administrative Agent shall have received counterparts, conformed as executed, of the Indenture and such other documentation as they deem necessary to evidence the consummation thereof.

     (e) The Company shall have received cash proceeds from the sale of the Notes (net of underwriting discounts and commissions), when added to the cash proceeds from the borrowings hereunder and any capital contributions as described in the Final Offering Circular to pay in full in cash the Payout Amount and all other fees, costs and expenses payable by the Company in connection with the closing of the transactions contemplated in the Final Offering Circular and shall have authorized disbursement of such cash proceeds directly to pay the Payout Amounts and such fees, costs and expenses pursuant to a disbursement authorization letter (in form and substance reasonably satisfactory to the Administrative Agent) executed and delivered by the Company.

     (f) Subsequent to the execution and delivery of the Purchase Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole which, in the judgment of the Administrative Agent, is material and adverse and makes it impractical or inadvisable to proceed with the borrowing of the Term Loans hereunder; (ii) any downgrading in the rating of any debt securities or preferred stock of (A) Calpine Corporation to CCC or below by S&P or Caa1 or below by Moody's or

(B) the Company to CCC+ or below by S & P; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Calpine Corporation or the Company on any exchange or in the over-the-counter market; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States which, in the judgment of the Administrative Agent, makes it impracticable or inadvisable to proceed with the borrowing of the Term Loans hereunder; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Administrative Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the borrowing of the Term Loans hereunder.

     (g) The Lenders shall have received an opinion, in form and substance reasonably satisfactory to the Lenders and their counsel, dated the Closing Date, of Stoel Rives LLP, counsel to the Company and the Calpine Companies, covering the appropriate matters described in Section 6(j) of the Purchase Agreement, as appropriately modified to reflect the borrowing of the Term Loans hereunder.

     (h) The Lenders shall have received an opinion, in form and substance reasonably satisfactory to the Lenders and their counsel, dated the Closing Date, of Covington & Burling, counsel to Calpine Corporation, covering the appropriate matters described in Section 6(k) of the Purchase Agreement, as appropriately modified to reflect the borrowing of the Term Loans hereunder.

     (i) The Lenders shall have received an opinion, in form and substance reasonably satisfactory to the Lenders and their counsel, dated such Closing Date, of Davis Wright Tremaine LLP, counsel to the Company and the Calpine Companies, covering the appropriate matters described in Section 6(l) of the Purchase Agreement, as appropriately modified to reflect the borrowing of the Term Loans hereunder.

     (j) The Lenders shall have received an opinion, in form and substance reasonably satisfactory to the Lenders and their counsel, dated such Closing Date, of Lisa Bodensteiner, Vice President and General Counsel of Calpine Corporation, covering the appropriate matters described in Section 6(m) of the Purchase Agreement, as appropriately modified to reflect the borrowing of the Term Loans hereunder.

     (k) The Administrative Agent shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and each of the Guarantors in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company or such Guarantor, as applicable, in this Agreement are true and correct; the Company or such Guarantor, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, subsequent to the date of the most recent financial statements in the Offering Documents (as defined below), there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Final Offering Circular or as described in such certificate.

     (l) Local counsel to the Company in California, Oregon, Texas, Pennsylvania, Maine and Florida shall have furnished to the Lenders their written opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Lenders and their counsel as agreed as of the date hereof, as to such matters under the laws of their respective states as the Lenders may reasonably request, it being understood that such opinions shall be substantively similar to the opinions provided in connection with the closing of the Existing Senior Secured Credit Facility.

     (m) The Administrative Agent shall have received a fully executed and delivered Funding Notice, and no event shall have occurred and be continuing or would result from the consummation of the borrowing of the Term Loans on the Closing Date that would constitute an Event of Default or a Default.

The Company shall furnish the Lenders with conformed copies of such other opinions, certificates, letters and documents as the Lenders reasonably request. The Lenders may in their sole discretion waive compliance with any conditions to the obligations of the Lenders hereunder. The Administrative Agent is entitled, but not obligated to, request and receive, prior to the making of any Term Loan, additional information reasonably satisfactory to the Administrative Agent confirming the satisfaction of any of the foregoing if, in the good faith judgment of the Administrative Agent, such request is warranted under the circumstances.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement and to make the Term Loans to be made hereby, the Company and each of the Guarantors represent and warrant to, and agree with, each Lender that:

     (a) The first preliminary offering circular dated August 4, 2003 and the second preliminary offering circular dated August 6, 2003 (such offering circulars, as amended or supplemented, the "Preliminary Offering Circular") and the Final Offering Circular relating to the Notes to be offered by the Initial Purchaser have been prepared by the Company and Finance Co. and have been or will be delivered to the Initial Purchaser at such place or places as it has directed or may direct, at or prior to such time as the Initial Purchaser has requested or may request. Such Preliminary Offering Circular and Final Offering Circular, together with any other document approved by the Company for use in connection with the contemplated resale of the Notes, are hereinafter collectively referred to as the "Offering Documents." The Offering Documents did not, as of their respective dates, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the parties hereto acknowledge that the Offering Documents were not prepared for use in connection with the Term Loans. The preceding sentence does not apply to statements in or omissions from the

Offering Documents based upon written information furnished to the Company by the Initial Purchaser specifically for use therein.

     (b) The Company has been duly formed and is an existing limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own its properties and conduct its business as described in the Offering Documents; and the Company is duly qualified to do business as a foreign limited partnership, and is in good standing, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

     (c) Finance Co. has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Documents; and Finance Co. is duly qualified to do business as a foreign corporation, and is in good standing in, all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of Finance Co. has been duly authorized and validly issued and is fully paid and nonassessable as of the date hereof; the capital stock of Finance Co. is owned by the Company free from liens, encumbrances and defects; and neither the Company nor Finance Co. is a general partner in any partnership.

     (d) Each subsidiary of the Company (x) other than those Subsidiaries specified in clause (y) of this subparagraph has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Offering Documents; or (y) that is not a corporation is a general partnership or a limited liability company, has been duly formed and is validly existing as a general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation, and has full partnership or corporate power and authority, as the case may be, to own its properties and conduct its business as described in the Offering Documents; each subsidiary of the Company is duly qualified to do business as a foreign corporation, general partnership or limited liability company, as the case may be, and is in good standing in, all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of or other equity interest in each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of or other equity interest in each subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

     (e) The Indenture has been duly authorized and conforms to the description thereof contained in the Final Offering Circular; the Notes and the Note Guarantees have been duly authorized, and when the Notes and the Note Guarantees are delivered and paid for pursuant to the Purchase Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Notes and Note Guarantees will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Final Offering Circular and the Indenture and such Notes and Note Guarantees will constitute valid and legally binding obligations of the Company, Finance Co. and the Guarantors, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (f) Each of the Security Documents to which any CCFC Company is a party has been duly authorized by such CCFC Company and, when executed and delivered, will conform in all material respects to the description thereof contained in the Final Offering Circular. Each of the Security Documents, when validly executed and delivered by the applicable CCFC Company, will constitute a valid and legally binding obligation of such CCFC Company and will be enforceable against such CCFC Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and conforms in all material respects to the description thereof contained in the Final Offering Circular. This Agreement constitutes a valid and legally binding obligation of the Company and the Guarantors and will be enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (h) The Company and each Guarantor, as applicable, has authorized each Major Project Document to which it is a party and, when executed and delivered (to the extent not executed and delivered as of the date hereof), each such Major Project Document will conform in all material respects to the description thereof contained in the Final Offering Circular. Each Major Project Document, when validly executed and delivered by the Company or such Guarantor, as applicable, will constitute a valid and legally binding obligation of the Company or such Guarantor, as applicable, and will be enforceable against the Company or such Guarantor, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (i) When executed and delivered to the Collateral Agent at the Closing Date, (i) the Security Documents will grant and create, in favor of the Collateral Agent (A) for the benefit of the Priority Secured Parties as security for all Priority Lien Obligations, a valid first priority security interest in the personal property Collateral defined in each of such instruments and (B) for the benefit of the Parity Secured Parties as security for all Parity Lien Obligations, a valid second priority security interest in the personal property Collateral defined in each of such instruments, and (ii) each Mortgage will grant and create, in favor of the Collateral Agent (A) for the benefit of the Priority Secured Parties as security for all of the Priority Lien Obligations, a valid first priority mortgage lien and/or security interest in the Collateral defined in each of such instruments and (B) for the benefit of the Parity Secured Parties as security for all of the Parity Lien Obligations, a valid second priority mortgage lien and/or security interest in the Collateral defined in each of such instruments; and when the filings referred to in the following sentences are made, such first and second priority security interests will be perfected security interests and/or mortgage liens. When delivered at the Closing Date, each Mortgage will be delivered, duly acknowledged and, if required for recordation, attested and otherwise will be in recordable form. At the Closing Date, (i) all pledged Collateral will be represented by certificated securities and (ii) all such certificated securities and all promissory notes and other instruments then evidencing or representing any Collateral will be delivered to the Collateral Agent in pledge for the benefit of the Secured Parties as security for all of the Secured Obligations, duly endorsed by an effective endorsement.

     (j) At the Closing Date, the representations and warranties contained in the Security Documents will be true and correct in all respects.

     (k) Except as disclosed in the Offering Documents, there are no contracts, agreements or understandings between the Company, Finance Co. or any of the Guarantors and any person that would give rise to a valid claim against the Company, Finance Co., any of the Guarantors or the Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with the offering of the Notes.

     (l) Except as provided for in this Agreement, there are no contracts, agreements or understandings between the Company, Finance Co. or any of the Guarantors and any person granting such person the right to require the Company, Finance Co. or any of the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company, Finance Co. or any of the Guarantors owned or to be owned by such person or to require the Company, Finance Co. or any of the Guarantors to include such securities with any other securities being registered pursuant to any other registration statement filed by the Company, Finance Co. or any of the Guarantors under the Securities Act.

     (m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture, the Security Documents, the Purchase Agreement or the Major Project Documents or otherwise in connection with the issuance and sale of the Notes or borrowing of the Term Loans by the Company, Finance Co. or any of the Guarantors or the grant and perfection of the security interests in the Collateral pursuant to the Security Documents, except (i) such consents, approvals, authorizations and orders as have already been obtained, (ii) filings required to perfect the Collateral Agent's security interests granted pursuant to the Security Documents, (iii) such consents, approvals, authorizations and orders as may be required under state securities or blue sky laws and (iv) such other consents approvals, authorizations and orders as would not, in the aggregate, have a Material Adverse Effect.

     (n) The execution, delivery and performance of this Agreement, the Indenture, the Security Documents, the Purchase Agreement and the Major Project Documents by each CCFC Company party thereto, as applicable, the issuance and sale of the Notes or the borrowing of the Term Loans by the Company, Finance Co. and the Guarantors, the grant and perfection of the security interests in the Collateral pursuant to the Security Documents, compliance with the terms and provisions of each of the foregoing by the CCFC Companies, as applicable, and the consummation by such CCFC Companies of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or conflict with or constitute a default under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (other than in favor of the Secured Parties) under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the CCFC Companies or any of their properties, or any agreement or instrument to which any of the CCFC Companies is a party or by which any of the CCFC Companies is bound or to which any of the properties of any of the CCFC Companies is subject, or the organizational documents of any of the CCFC Companies, except in each case as would not have a Material Adverse Effect, and the Company, Finance Co. and the Guarantors have full power and authority to authorize, issue and sell the Notes and the Note Guarantees as contemplated by the Purchase Agreement.

     (o) The Purchase Agreement has been duly authorized, executed and delivered by the Company, Finance Co. and each of the Guarantors.

     (p) Except as disclosed in the Offering Documents, the Company, Finance Co. and each of the Guarantors have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the Offering Documents, the Company, Finance Co. and each of the Guarantors hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them. No Financing Statements in respect of any property or assets of the Company, Finance Co. or any of the Guarantors will be on file in favor of any person other than those in respect of Permitted Liens and those to be terminated at the Closing Date with respect to the Existing Senior Secured Credit Facility.

     (q) The Company, Finance Co. and the Guarantors possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, Finance Co. or any of the Guarantors, would individually or in the aggregate have a Material Adverse Effect or materially affect the aggregate value of the Collateral.

     (r) No labor dispute with the employees of the Company, Finance Co. or any of the Guarantors exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

     (s) The Company, Finance Co. and the Guarantors own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, Finance Co. or any of the Guarantors, would individually or in the aggregate have a Material Adverse Effect.

     (t) Except as disclosed in the Final Offering Circular, none of the Company, Finance Co. or the Guarantors is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (u) Except as disclosed in the Final Offering Circular, there are no pending actions, suits or proceedings against any of the CCFC Companies or any of their respective properties that, if determined adversely to such CCFC Companies, would individually or in the aggregate have a Material Adverse
Effect, or would materially and adversely affect the ability of such CCFC Companies to perform its or their obligations under, or contemplated by, this Agreement, the Indenture, the Security Documents, the Purchase Agreement or the Major Project Documents, in each case to which such CCFC Company is a party, or which are otherwise material in the context of the sale of the Securities; and to the knowledge of the Company, no such actions, suits or proceedings are threatened or contemplated.

     (v) The financial information included in the Final Offering Circular presents fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Documents, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

     (w) The statistical and market-related data (other than market-related data and statistical data provided by the Company) included in the Final Offering Circular is based on or derived from sources which the Company believes to be reliable and accurate, it being understood, however, that the Company has conducted no independent investigation of the accuracy thereof.

     (x) Except as disclosed in the Final Offering Circular, since the date of the latest audited financial statements that are included in the Final Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, Finance Co. and the Guarantors taken as a whole, and, except as disclosed in or contemplated by the Final Offering Circular, there has been no change in the equity interests in or long-term debt of the Company, Finance Co. or any of the Guarantors and no dividend or distribution of any kind declared, paid or made by the Company on any class of its equity interests.

     (y) None of the CCFC Companies is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"); none of the CCFC Companies is or, after giving effect to the offering, the sale of the Securities and the application of the proceeds thereof as described in the Offering Documents, and the consummation of the transactions contemplated by this Agreement, the

Indenture, the Security Documents, the Purchase Agreement and the Major Project Documents, will be an "investment company" as defined in the Investment Company Act.

     (z) None of the Company, Finance Co. or any "subsidiary company," as that term is defined in the Public Utility Holding Company Act of 1935 ("PUHCA"), of the Company is, or after giving effect to the issuance and sale of the Securities, will be, subject to regulation (i) as a "holding company," a "subsidiary company" of a holding company or a "public-utility company," as those terms are defined in PUHCA; (ii) under the Federal Power Act, as amended ("FPA"), other than as a power marketer or an "exempt wholesale generator" ("EWG"), as that term is defined Section 32 of PUHCA, that is a "public utility" with market-based rate authority under Section 205 of the FPA; or (iii) under any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities.

     (aa) The Company and its Subsidiaries have validly issued orders from the FERC, not subject to any pending challenge, investigation, or proceeding (other than the FERC's generic proceeding initiated in Docket No. EL01-118-000), (i) authorizing the Company and its Subsidiaries to engage in wholesale sales of electricity, ancillary services and, to the extent permitted under its market-based rate tariff, other services at market-based rates, and (ii) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority. The FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other services at wholesale in the geographic market where the Company and its Subsidiaries conduct their business.

     (bb)  The  Company  and  its   Subsidiaries  own  and/or  operate  Eligible
Facilities within the meaning of Section 32 of PUHCA, and have received determinations from FERC, not subject to any pending challenge or appeal, that they are EWG's, within the meaning of Section 32 of PUHCA.

     (cc) The Company has registered with the Texas Public Utilities Commission ("TPUC"), and the TPUC has not imposed on the Company any specific rate cap or mitigation measures.

     (dd) Other than as described in the Offering Documents, there are no pending complaints filed with the FERC seeking abrogation or modification of a contract for the sale of power by the Company or any of its Subsidiaries.

     (ee) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the borrowing of the Term Loan) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulation G, Regulation T, Regulation U, and Regulation X.

     (ff) Prior to the date hereof, neither the Company nor any of its Affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the borrowing of the Term Loans.

     (gg) None of the Company, Finance Co. or any of the Guarantors is in violation of its organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound.

     (hh) The statements set forth in the Final Offering Circular under the captions "Description of New Term Loans" and "Description of Notes" insofar as they purport to describe the provisions of the documents referred to therein, are accurate, complete and fair in all material respects.

     (ii) The description of the Collateral set forth in the Final Offering Circular under the caption "Description of Notes--Security" is accurate and complete in all material respects.

     (jj) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its Subsidiaries, is an independent public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

     (kk) Henwood Energy Services, Inc. ("Henwood") is an independent market consultant and nothing has come to the Company's attention to cause it to believe that Henwood is not qualified to pass on questions relating to U.S. wholesale electricity market prices or the projected net revenues of the Company and its Subsidiaries. The Company, Finance Co. and the Guarantors believe that the assumptions described by Henwood as part of the summary of its report and discussions thereof included in the Offering Documents are reasonable; the information provided by the Company, Finance Co. and the Guarantors to Henwood in connection with its report was prepared in good faith by the Company, Finance Co. and the Guarantors; nothing has come to the attention of any of the Company, Finance Co. or the Guarantors that causes it or them to believe that the factual information or the conclusions contained therein are inaccurate in any material adverse respect.

     (ll) R.W. Beck, Inc. ("R.W. Beck") is an independent engineer and nothing has come to the Company's attention to cause it to believe that R.W. Beck is not qualified to pass on questions relating to the technical, environmental and economic aspects of the projects operated by the Company and its Subsidiaries as described in the Final Offering Circular. The Company, Finance Co. and the Guarantors believe that the assumptions described by R.W. Beck as part of its report and the summary and other discussions thereof included in the Offering Documents are reasonable; the information provided by the Company, Finance Co. and the Guarantors to R.W. Beck in connection with its report has been prepared in good faith by the Company, Finance Co. and the Guarantors; nothing has come to the attention of any of the Company, Finance Co. or the Guarantors that causes it or them to believe that the factual information or the conclusions contained therein are inaccurate in any material adverse respect.

     (mm) The present fair saleable value of the assets of the Company, Finance Co. and each of the Guarantors exceeds the amount required to pay the probable liability on its and their existing debts, respectively (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and as a result of the consummation of the transactions contemplated herein and in the Final Offering Circular, will continue to exceed such amount.

     (nn) Each of the Company, Finance Co. and the Guarantors does not, and, as a result of the consummation of the transactions contemplated herein and in the Final Offering Circular, will not, have unreasonably small capital for it to carry on its business as proposed to be conducted.

     (oo) None of the Company, Finance Co. or any of the Guarantors is incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

                                   ARTICLE V.

                                    COVENANTS

SECTION 5.01.     Reports.

     (a) Whether or not required by the SEC's rules and regulations, so long as any Term Loan Obligations are outstanding, the Company shall furnish to the Administrative Agent, within the time periods specified in the SEC's rules and regulations:

         (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports (provided that the quarterly report that would otherwise be required to be provided on August 15, 2003 shall be required to be provided on or prior to September 1, 2003); and

         (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     (b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports and presented in a manner consistent with the financial statements included in the Final Offering Circular. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's certified independent accountants.

     The Company will also cause the Independent Engineer to deliver to the Administrative Agent (and the Administrative Agent will make available to the Lenders) annual reports on, or within 10 days after, January 15 of each year regarding the construction, operation and maintenance of the Facilities. Such reports will be in form and substance as reasonably determined by the Company as are customary for capital markets project financings and will include discussion of, among other things, capital expenditures, planned and unplanned maintenance, permit compliance and progress of construction (if applicable). The Company will, and will cause its Subsidiaries to, provide the Independent Engineer access to the Facilities as necessary for the preparation of such reports.

SECTION 5.02.     Compliance Certificate.

     (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Administrative Agent (for delivery to each Lender), within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Term Loans borrowed under this Agreement is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.01(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article V or Article VI hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Term Loan Obligations are outstanding, the Company shall deliver to the Administrative Agent, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.03.     Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

SECTION 5.04.     Stay, Extension and Usury Laws.

     Each of the Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.05.     Restricted Payments.

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

         (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

         (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness or any other Indebtedness of the Company that is contractually subordinated to the Term Loans or the Term Loan Guarantees, including any payments under the Working Capital Facility (excluding any intercompany Indebtedness between or among the Company and any of its Subsidiaries); or

         (iv) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless (A) such Restricted Payment is made following the end of a Quarterly Period from Excess Cash Flow generated during such Quarterly Period or during previous Quarterly Periods (but only if Excess Cash Flow from the date of this Agreement through the end of such Quarterly Period is positive) and (B) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment (other than any Default or Event of Default that is cured as a result of such Restricted Payment). The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment other than payment of amounts due under the Working Capital Facility unless, at the time of making such Restricted Payment, all amounts then due under the Working Capital Facility have been paid in full.

SECTION 5.06.    Dividend and Other Payment Restrictions Affecting Subsidiaries.

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

         (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Subsidiaries;

         (ii) make loans or advances to the Company or any of its  Subsidiaries;
     or

         (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

             (A) this Agreement, the Indenture, any of the Notes issued pursuant to the Indenture and the Subsidiary Guarantees;

             (B) applicable law, rule, regulation or order;

             (C) customary non-assignment provisions in contracts, agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;

             (D) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clauses (i) and (iii) of the preceding paragraph;

             (E) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

             (F) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

             (G) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 5.07 hereof that limit the right of the debtor to dispose of the assets subject to such Liens or to use the proceeds of any such disposition;

             (H) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; and

             (I) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business.

SECTION 5.07.     Incurrence of Indebtedness and Issuance of Preferred Equity.

     (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred equity.

     (b) Section 5.07(a) shall not prohibit the incurrence of any of the following items (collectively, "Permitted Debt"):

         (i) the incurrence by the Company (and the guarantee by its Subsidiaries) of revolving credit indebtedness and letters of credit under Credit Facilities with Persons that are not Affiliates of the Company in an aggregate principal amount at any one time outstanding under this clause
     (i) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), not to exceed $50.0 million less the aggregate principal amount of Indebtedness incurred pursuant to clause (iii) of this Section 5.07(b);

         (ii) the incurrence by the Company, Finance Co. and the Guarantors of Indebtedness represented by the Notes, the related Note Guarantees and the other Note Obligations to be issued on the date of the Indenture;

         (iii) the incurrence by the Company, Finance Co. and the Guarantors of Indebtedness represented by Additional Notes (and the related Subsidiary Guarantees) issued under the Indenture after the date thereof, in an aggregate principal amount at any one time outstanding under this clause
     (iii), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
     (iii), not to exceed $50.0 million less the aggregate principal amount of Indebtedness incurred pursuant to clause (i) of this Section 5.07(b);

         (iv) the incurrence by the Company and the Guarantors of Indebtedness represented by the Term Loans, the related Term Loan Guarantees and the other Term Loan Obligations on the Closing Date in an aggregate principal amount not to exceed $385.0 million;

         (v)  the  incurrence  by the  Company  or any of its  Subsidiaries  of
     Indebtedness represented by Capital Lease Obligations or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the costs associated with the construction, installation, operation, maintenance or improvement of any of the Facilities, in an aggregate principal amount, including all Permitted Refinancing

     Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), not to exceed $50.0 million at any time outstanding;

         (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under clauses
     (i), (ii), (iii), (iv), (v) or (vi) of this Section 5.07(b);

         (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and
     (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vii); and provided, further, that any such intercompany Indebtedness must be included in the Collateral;

         (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations, in connection with Permitted Debt or otherwise, in the ordinary course of business and not for speculative purposes;

         (ix) the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, and performance and surety bonds in the ordinary course of business;

         (x) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days; and

         (xi) the incurrence by the Company or any of its Subsidiaries of (a) Subordinated Indebtedness under the Working Capital Facility and (b) other Subordinated Indebtedness loaned to the Company or any of its Subsidiaries by an Affiliate of the Company outstanding on the Closing Date (and any accrued interest thereon).

     The Company will not incur, and will not permit any Subsidiary to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Term Loans and the applicable Term Loan Guarantees on substantially identical terms or on terms that are more favorable to the Lenders; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any of its Subsidiaries solely by virtue of being unsecured or by virtue of being secured on a junior basis.

     For purposes of this Section 5.07, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 5.07. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 5.07; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this
Section 5.07, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this Section 5.07 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

SECTION 5.08.     Asset Sales.

     (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale (other than a Designated Asset Disposition) unless:

         (i) the Company (or any of its Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined by the Company's Board of Directors and evidenced by a resolution delivered to the Administrative Agent);

         (ii) at least 90% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

             (A) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Term Loans and the Term Loan Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases the Company or such Subsidiary from further liability; and

(B)      any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion;

         (iii) following the consummation of such Asset Sale, at least five Facilities that have achieved commercial operation continue to be owned and controlled by the Company and its Subsidiaries; and

         (iv) if the assets disposed of in such Asset Sale include any component of a Facility that is necessary for the operation of such Facility, then the Asset Sale must involve the disposition of such Facility as a whole.

     (b) Within 30 days after the receipt of any Net Proceeds from an Asset Sale (including a Designated Asset Disposition), Casualty Event or Condemnation Event, the Company will commence an Asset Sale Offer pursuant to the terms of
Section 2.11 hereof. The Offer Amount shall be equal to the lesser of the Net Proceeds of such Asset Sale, Casualty Event or Condemnation Event and the aggregate principal amount of Term Loan Obligations outstanding at the time of such Asset Sale Offer.

SECTION 5.09.     Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

         (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

         (ii) the Company delivers to the Administrative Agent:

             (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 5.09 and that such Affiliate Transaction has been approved by a majority of the Board of Directors;

             (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a positive opinion as to the Fair Market Value of such Affiliate Transaction issued by an accounting, appraisal or investment banking firm of national standing; and

             (C) with respect to any Affiliate Transaction or series of Affiliate Transactions constituting the sale or other disposition of a Facility, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 5.09(a):

         (i) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business;

         (ii) transactions between or among the Company and/or its Subsidiaries;

         (iii) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

         (iv) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

         (v) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company; provided that such Equity Interests are included in the Collateral;

         (vi) Restricted Payments that do not violate the provisions of this Agreement as described in Section 5.05 hereof;

         (vii) loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

         (viii) Permitted Payments to Parent;

         (ix) the Hillabee Disposition;

         (x) transactions pursuant to written agreements with Affiliates of the Company in place as of the date of this Agreement, including transactions entered into by the Company or its Subsidiaries with third parties that are not at that time Affiliates on behalf and at the direction of CES pursuant to the Index Based Gas Sale and Power Purchase Agreement;

         (xi) any amendments or modifications of, or waivers under, any written agreement described under clause (x) of this 5.09(b) that is not a Major Project Document; provided that no such amendment, modification or waiver alters any such agreement in a manner than is materially adverse to the interests of the Lenders;

         (xii) amendments or modifications of, or waivers under, any Major Project Document that are permitted by Section 5.11(b) and are on terms that are no less favorable to the Company or its relevant Subsidiary (as certified to the Administrative Agent in an Officer's Certificate) than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

         (xiii) any agreement to do any of the foregoing.

     (c) Any transaction which has been determined, in the written opinion of an independent nationally recognized investment banking firm, to be fair, from a financial point of view, to the Company or the applicable Subsidiary shall be deemed to be in compliance with this Section 5.09.

SECTION 5.10.     Liens.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

SECTION 5.11.     Business Activities.

     (a) The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

     (b) The Company will, and will cause its Subsidiaries to, perform all their obligations under the Major Project Documents, and the Company will not, and will not permit any of its Subsidiaries to, terminate, amend or otherwise modify, or consent to any termination, amendment or modification of, or grant any waiver under, any Major Project Document, unless any failure to so perform or any such termination, amendment, modification or waiver would not reasonably be expected to, when taken together with all other such failures to perform, terminations, amendments, modifications and waivers since the date of this Agreement, be materially adverse to the Lenders, as evidenced by a certificate of the Chief Financial Officer of the Company (it being understood that any such failure to perform or any such termination, amendment, modification or waiver would be materially adverse to the Lenders if the Excess Cash Flow for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such failure to perform occurred or such termination, amendment, modification or waiver became effective, as applicable, would have decreased by more than 5.0%, determined on a pro forma basis as if all such failures to perform had occurred and all such terminations, amendments, modifications and waivers had been effective at the beginning of such four-quarter period).

     (c) The Company will, and will cause its Subsidiaries to, obtain and maintain all permits and approvals necessary for the construction and operation of the Facilities, including applicable exemptions from PUHCA, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     (d) The Company will not, and will not permit any of its Subsidiaries to, use or dispose of any Hazardous Materials or allow any hazardous materials to be brought onto or stored or used on or transported to or released from the Facilities, other than in accordance with prudent industry practices and in compliance with all applicable Environmental Laws, except to the extent such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (e) On or prior to January 1, 2005, the Company will either (i) complete the Osprey Facility in accordance with the standards for completion contained in the Calpine Project Undertaking or (ii) sell the Osprey Facility in accordance with Sections 2.11 and 5.08 hereof.

SECTION 5.12.     Maintenance of Existence.

     Subject to Article 6 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

         (i) its partnership existence, and the corporate, limited liability company partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

         (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders.

SECTION 5.13.     Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, each Lender shall have the right to require the Company to repay all or any part (equal to $1,000 or an integral multiple of $1,000) of that Lender's Term Loans pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in this Agreement. In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Term Loans repaid plus accrued and unpaid interest (the "Change of Control Payment"), to but excluding the date of repayment. Within 30 days following any Change of Control, the Company shall mail a notice to the Administrative Agent (for delivery to each Lender) describing the transaction or transactions that constitute the Change of Control and offering to repay all Term Loans on the change of control payment date (the "Change of Control Payment Date") specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Agreement and described in such notice.

     (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

         (i) transfer to the Administrative Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Term Loans or portions thereof for which repayment has been requested; and

         (ii) deliver or cause to be delivered to the Administrative Agent an Officers' Certificate stating the aggregate principal amount of the Term Loans or portions thereof being repaid by the Company.

     (c) The Administrative Agent shall promptly mail to each Lender so requesting the Change of Control Payment for such Term Loans.

     (d) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (e) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control shall be applicable whether or not any other provisions of this Agreement are applicable.

     (f) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Company and repays all Term Loans not withdrawn under the Change of Control Offer or (ii) notice of voluntary prepayment has been given in accordance with
Section 2.10 unless and until there is a default in payment of the applicable prepayment price.

SECTION 5.14.     Payments for Consent.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Secured Debt for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Secured Debt Document unless such consideration is offered to be paid and is paid to all holders of Secured Debt that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 5.15.     Hillabee Facility.

     The Company will not consummate any Asset Sale, incur any Indebtedness, grant any Liens, make any Investment (other than an Investment made solely with the proceeds of a capital contribution from Calpine or an Affiliate thereof (other than the Company or any of its Subsidiaries)) or enter into or engage in any other transaction with respect to the Hillabee Facility, other than (i) as existing on the Closing Date and (ii) as required or expressly provided for by the terms of this Agreement or the Security Documents (including the Hillabee Disposition).

SECTION 5.16.     Restrictions on Activities of Finance Co.

     The Company will not permit Finance Co. to hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that Finance Co. may be a co-obligor or guarantor with respect to Indebtedness if the Company is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by the Company, Finance Co. or one or more of the Company's other Subsidiaries.

SECTION 5.17.     Additional Subsidiaries.

     (a) If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of this Agreement, then (i) that newly acquired or created Subsidiary to become a Guarantor hereunder and will deliver an Opinion of Counsel reasonably satisfactory to the Administrative Agent within 30 days of the date on which it was acquired or created, and (ii) all Equity Interests in that Subsidiary and all real and personal property of that Subsidiary will become part of the Collateral within 30 days of the date on which that Subsidiary was acquired or created pursuant to documentation (including security documents, financing statements, opinions and other documents) reasonably satisfactory to the Administrative Agent and the Collateral Agent.

     (b) The Company will not, and will not permit any of its  Subsidiaries  to,
acquire  or  create  any  additional   Subsidiaries   other  than  Wholly  Owned
Subsidiaries.

SECTION 5.18.     Limitation on Issuances and Sales of Equity Interests
                     in Subsidiaries.

     (a) The Company will not, and will not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company ), unless:

         (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Subsidiary; and

         (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Sections 2.11 and 5.08.

     (b) The Company will not permit any of its Subsidiaries to issue any Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

SECTION 5.19.     Deposit of Revenues.

     The Company will, and will cause its Subsidiaries to, deposit all revenues received by the Company and its Subsidiaries, within two Business Days of receipt thereof, in the Revenue Account (as defined in the Pledge and Security Agreement).

SECTION 5.20.     Maintenance of Insurance.

     The Company shall, and shall cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance on their property, including the Facilities, in at least such amounts, with such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of the Company and its Subsidiaries and furnish to the Administrative Agent, upon written request, full information as to such Persons' property and liability insurance carriers. The Company shall, and shall cause its Subsidiaries to, cause all their liability insurance policies to name the Secured Parties, as a class, as additional insureds and shall cause all its property and casualty policies to name the Collateral Agent as sole loss payee.

                                   ARTICLE VI.

                                   SUCCESSORS

SECTION 6.01.     Merger, Consolidation, or Sale of Assets.

     (a) The Company may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving entity);  (ii) sell,  assign,  transfer,  convey or otherwise  dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; or (iii) lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person; provided, however, that the foregoing shall not apply to:

         (i) a merger of the Company with an Affiliate solely for the purpose of reconstituting the Company in another jurisdiction; or

         (ii) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

     (b) Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation or a limited liability company in accordance with the procedures established in this Agreement, provided that the Company shall have delivered to the Administrative Agent an Opinion of Counsel in the United States reasonably acceptable to the Administrative Agent confirming that such reorganization is not adverse to the Lenders (it being recognized that such reorganization shall not be deemed adverse to the Lenders solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or
(ii) the successor or surviving corporation (A) is subject to income tax as a corporate entity or (B) is considered to be an "includable corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law).

SECTION 6.02.     Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 6.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Term Loans.

                                  ARTICLE VII.

                              DEFAULTS AND REMEDIES

SECTION 7.01.     Events of Default.

     Each of the following is an "Event of Default":

     (a) default for 30 days in the payment when due of interest on the Term Loans;

     (b) default in payment when due of the principal of, or premium, if any, on the Term Loans;

     (c) failure to comply with Section 5.08, 5.11(e), 5.13, 5.19 or 6.01;

     (d) failure by the Company or any of its Subsidiaries for 30 days after written notice from the Administrative Agent or the Lenders holding at least 25% in outstanding aggregate principal amount of the Term Loans then outstanding to comply with any of the representations or other agreements in this Agreement or the other Term Loan Documents;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, if that default:

         (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

         (ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

     (f) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (g) the repudiation by any Parent or the Company or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of any of the Security Documents against any Parent or the Company or any of its Subsidiaries for any reason; provided that such repudiation or unenforceability relates to Collateral having a Fair Market Value of $5.0 million or more;

     (h) except as permitted by this Agreement, any Term Loan Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Term Loan Guarantee;

         (i) breach by any Person (other than the Company or any of its Subsidiaries) of its obligations under, or termination or failure to be in full force and effect of, a Major Project Document, unless such breach, termination or failure to be in full force and effect would not reasonably be expected to, when taken together with all other such breaches, terminations or failures since the date of this Agreement (other than those that have been cured as contemplated below, including by entering into a replacement agreement), be materially adverse to the Lenders, as evidenced by a certificate of the Chief Financial Officer of the Company (it being understood that any such breach, termination or failure would be materially adverse to the Lenders if the Excess Cash Flow for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such breach, termination or failure occurred would have decreased by more than 5.0%, determined on a pro forma basis as if all such breaches, terminations and failures had occurred at the beginning of such four-quarter period), unless with respect to any Major Project Document such breach is cured, or such Major Project Document is replaced with a substantially similar agreement (it being understood that an agreement will be considered substantially similar if it would not be materially adverse to the Lenders, as determined by the standard set forth in the previous parenthetical), within 60 days thereafter; and

     (j) (i) the Company or any of its Subsidiaries, within the meaning of the Bankruptcy Law: (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) generally is not paying its debts as they become due, or (ii) a court of competent jurisdiction enters an order or decree under the Bankruptcy Law that:
(A) is for relief against the Company or any of its Subsidiaries, in an involuntary case, (B) appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries, and in any case under this clause (ii) the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 7.02.     Acceleration.

     (a) In the case of an Event of Default  specified  in clause (j) of Section
7.01 hereof, with respect to the Company or any of its Subsidiaries, outstanding Term Loans shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Administrative Agent or the Lenders holding at least 25% in outstanding aggregate principal amount of the Term Loans then outstanding may declare all the Term Loans to be due and payable immediately.

     (b) Upon any such declaration, the Term Loans shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (j) of Section 7.01 hereof occurs with respect to the Company, any of its Subsidiaries, all outstanding

Term Loans shall be due and payable immediately without further action or notice. The Lenders holding at least 25% in outstanding aggregate principal amount of the Term Loans then outstanding by written notice to the Administrative Agent may on behalf of all of the Lenders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 7.03.     Other Remedies.

     (a) If an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Term Loans or to enforce the performance of this Agreement.

     (b) The Administrative Agent may maintain a proceeding even if it does not possess any of the Term Loans. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 7.04.     Waiver of Past Defaults.

     The Requisite Lenders by notice to the Administrative Agent may on behalf of the Lenders waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Term Loans (including in connection with an offer to purchase); provided, however, that the Requisite Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 7.05.     Control by Majority.

     The Requisite Lenders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent or exercising any trust or power conferred on it. However, the Administrative Agent may refuse to follow any direction that conflicts with law or this Agreement that the Administrative Agent determines may be unduly prejudicial to the rights of other Lenders or that may involve the Administrative Agent in personal liability.

     SECTION 7.06. Collection Suit by Administrative Agent. If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Administrative Agent is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Term Loans and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel.

SECTION 7.07.     Priorities.

     Subject to the Collateral Trust Agreement, if the Administrative Agent collects any money pursuant to this Article 7, it shall pay out the money in the following order:

         First: to the Administrative Agent, its agents and attorneys for amounts due under this Agreement and the other Term Loan Documents, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Administrative Agent and the costs and expenses of collection;

         Second: to the Lenders for amounts due and unpaid on the Term Loans for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Term Loans for principal, premium, if any and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Administrative Agent may fix a record date and payment date for any payment to the Lenders pursuant to this Section 7.07.

                                 ARTICLE VIII.

                                     AGENTS

SECTION 8.01.     Appointment of Agents.

     The Company and the Lenders acknowledge and agree that GSCP has acted and shall be credited as sole lead arranger and sole bookrunner of, and syndication agent for, the Term Loans and that GSCP is hereby appointed Administrative Agent hereunder and under the other Term Loan Documents. Each Lender hereby authorizes the Sole Lead Arranger and the Administrative Agent to act as its agent in accordance with the terms hereof and the other Term Loan Documents. The Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Term Loan Documents, as applicable. The provisions of this
Article VIII are solely for the benefit of the Agents and the Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and no Agent does or shall assume or be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Subsidiaries. The Sole Lead Arranger, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. GSCP in its capacity as the Sole Lead Arranger shall not have any duties, liabilities or obligations under the Term Loan Documents but shall be entitled to all benefits of this Article VIII.

SECTION 8.02.     Powers and Duties.

     Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Term Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Term Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Term Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Term Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Term Loan Documents except as expressly set forth herein or therein.

SECTION 8.03.     General Immunity.

     (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Term Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Obligor to any Agent or any Lender in connection with the Term Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Obligor or any other Person liable for the payment of any Term Loan Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Term Loan Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

     (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Term Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Term Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from
Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Term Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05).

SECTION 8.04.     Agents Entitled to Act as Lender.

     The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection herewith and otherwise without having to account for the same to the Lenders.

SECTION 8.05.     Lenders' Representations, Warranties and Acknowledgment.

     (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with its Term Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

     (b) Each Lender, by delivering its signature page to this Agreement and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Term Loan Document and each other document required to be approved by any Agent, Requisite Lenders or the Lenders, as applicable on the Closing Date.

SECTION 8.06.     Right to Indemnity.

     Each  Lender,  in  proportion  to its Pro Rata Share,  severally  agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Obligor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other

Term Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Term Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

SECTION 8.07.     Successor Administrative Agent.

     The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Company and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right, upon five Business Days' notice to the Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Term Loan Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

                                   ARTICLE IX.

                            COLLATERAL AND SECURITY

     The Collateral Agent's Liens upon the Collateral shall no longer secure the Term Loan Obligations outstanding under this Agreement, and the right of the Lenders to the benefits and proceeds of the Collateral Agent's Liens on Collateral shall terminate and be discharged:

         (a) upon payment in full and discharge of all outstanding Term Loans and all other Term Loan Obligations that are outstanding, due and payable at the time all of the Term Loans are paid in full and discharged; or

         (b) with the prior written consent of each Lender.

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

                                   ARTICLE X.

                                RANKING OF LIENS

     Notwithstanding: (a) anything to the contrary contained in the Security Documents; (b) the time of incurrence of any Series of Secured Debt; (c) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt; (d) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral; (e) the time of taking possession or control over any Collateral or (f) the rules for determining priority under any law governing relative priorities of Liens, all Liens at any time granted by the Company or any other Obligor to secure any of the Parity Lien Debt shall be subject and subordinate to Priority Liens securing Priority Lien Obligations up to the Priority Lien Cap.

     The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Debt Representative and the Collateral Agent as holder of Priority Liens. No other Person shall be entitled to rely on, have the benefit of or enforce this provision.

     In addition, the foregoing provision is intended solely to set forth the relative ranking, as Liens, of the Liens securing Parity Lien Debt as against the Priority Liens. Neither the Notes nor the Term Loans nor any other Parity Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or shall ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

                                  ARTICLE XI.

                               COLLATERAL SHARING

SECTION 11.01.  Equal and Ratable Lien Sharing by Holders of Priority Lien Debt.

     Notwithstanding (a) anything to the contrary contained in the Security Documents; (b) the time of incurrence of any Series of Priority Lien Debt; (c) the order or method of attachment or perfection of any Liens securing any Series of Priority Lien Debt; (d) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral; (e) the time of taking possession or control over any Collateral or (f) the rules for determining priority under any law governing relative priorities of Liens:

         (i) all Liens at any time granted by the Company or any other Obligor to secure any Priority Lien Obligations shall secure equally and ratably all present and future Priority Lien Obligations; and

         (ii) all proceeds of all Liens at any time granted by the Company or any Obligor to secure any of the Priority Lien Debt and other Priority Lien Obligations shall be allocated and distributed equally and ratably on account of the Priority Lien Debt and other Priority Lien Obligations; provided that, for the avoidance of doubt, in the absence of an Event of Default, the Company and the Guarantors shall be entitled to utilize cash proceeds of Collateral in the ordinary course of their business.

SECTION 11.02.    Enforcement.

     The provisions of this Section 11.01 are intended for the benefit of, and will be enforceable as a third beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Debt Representative and the Collateral Agent as holder of Priority Liens.

SECTION 11.03.    Amendment.

     (a) No amendment or supplement to the provisions of this Article XI that adversely affects the right of any holder of Priority Lien Obligations to share in the Collateral equally and ratably with other holders of Priority Lien Obligations shall become effective without the consent of each such holder.

     (b) Any such amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity shall become effective only with the consent of the Collateral Agent.

     (c) No waiver of the provisions of this Article XI shall in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 11.03, by the party to be bound thereby.

                                  ARTICLE XII.

                               TERM LOAN GUARANTEE

SECTION 12.01.    Guarantee.

     (a) Subject to the limitations set forth in Section 13.22 hereof, the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Term Loan Obligations.

     (b) Each Guarantor, and by its making of a Term Loan on the Closing Date, each Lender, hereby confirms that it is the intention of all such parties that the Term Loan Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Term Loan Guarantee. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article XII, result in the obligations of such Guarantor under its Term Loan Guarantee not constituting a fraudulent transfer or conveyance.

     (c) Each Guarantor agrees that the Term Loan Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article XII or affecting the rights and remedies of the Administrative Agent or any Agent hereunder.

     (d) The guarantee contained in this Article XII shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Article XII shall have been satisfied by payment in full and all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt shall have been terminated or expired.

     (e) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Term Loan Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Term Loan Obligations or any payment received or collected from such Guarantor in respect of the Term Loan Obligations), remain liable for the Term Loan Obligations up to the maximum liability of such Guarantor hereunder until the Term Loan Obligations are paid in full and all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt shall have been terminated or expired.

SECTION 12.02.    Right of Contribution.

     Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 12.03. The provisions of this Section 12.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

SECTION 12.03.    No Subrogation.

     Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Company on account of the Term Loan Obligations are paid in full and all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt shall have been terminated or expired. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Term Loan Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Term Loan Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine, subject to the terms and provisions of the Collateral Trust Agreement.

SECTION 12.04.    Amendments, etc. with respect to the Term Loan Obligations.

     Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Term Loan Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Term Loan Obligations continued, and the Term Loan Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and any of the Term Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the requisite parties thereto deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Term Loan Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Term Loan Obligations or for the guarantee contained in this Article XII or any property subject thereto.

SECTION 12.05.    Guarantee Absolute and Unconditional.

     Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Term Loan Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article XII or acceptance of the guarantee contained in this
Article XII; the Term Loan Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article XII; and all dealings between the Company and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XII. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Term Loan Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article XII shall be

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

construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any of the Term Loan Documents, any of the Term Loan Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge (other than payment) of the Company for the Term Loan Obligations, or of such Guarantor under the guarantee contained in this Article XII, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Term Loan Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

SECTION 12.06.    Reinstatement.

     The guarantee contained in this Article XII shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Term Loan Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 12.07.    Payments.

     Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars at an office of the Administrative Agent in the City of New York.

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

                                  ARTICLE XIII.

                                  MISCELLANEOUS

SECTION 13.01.    Notices.

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Obligor, the Sole Lead Arranger, the Collateral Agent or the Administrative Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Term Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent. Documents, notices or reports required to be delivered to the Lenders pursuant to Sections 2.11, 5.01(a), 5.02 and 5.13 may be delivered electronically and posted electronically on IntraLinks/IntraAgency or other relevant website to which the Lenders have access (whether a commercial, third-party website or whether sponsored by Administrative Agent), if any; provided that (i) the Administrative Agent shall deliver paper copies of such reports to any Lender upon written request therefor; and (ii) the Administrative Agent shall notify (which may be by facsimile or electronic mail) each Lender of the posting of any such reports and provide to each Lender by email electronic versions (i.e., soft copies) of such reports.

SECTION 13.02.    Expenses.

     Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly, without duplication among the separate clauses of this Section 13.02 and without duplication of amounts paid under the Purchase Agreement:

     (a) all expenses associated with the creation and perfection of security interests and associated documents, including, without limitation, the Security Documents and all Financing Statements, including filing fees and the reasonable fees and disbursements of Latham & Watkins LLP, counsel to the Sole Lead Arranger, incurred in connection therewith and the fees and disbursements of local counsel incurred in connection therewith, in each case, prior to the Closing Date;

     (b) all the costs incurred after the Closing Date of furnishing all opinions by counsel for the Company and the other Obligors;

     (c) after the Closing Date, the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Term Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company;

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

     (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of the Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents;

     (e) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers if reasonably required in connection with the administration or enforcement of this Agreement;

     (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) reasonably required in connection with the custody or preservation of any of the Collateral; and

     (g) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and the Lenders in enforcing any Term Loan Obligations of or in collecting any payments due from any Obligor hereunder or under the other Term Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Term Loan Guarantees) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any Bankruptcy Case or Insolvency Proceeding.

SECTION 13.03.    Indemnity.

     (a) In addition to the payment of costs and expenses pursuant to Section 13.02, whether or not the transactions contemplated hereby shall be consummated, the Company and the Guarantors agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Administrative Agent and the Lenders and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

     (b) All amounts due under Section 13.03(a) shall be payable not later than 10 days after written demand therefor.

     (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 13.03(a) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company and the Guarantors shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

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

     (d) The Company and the Guarantors shall not assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Term Loan Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Company and the Guarantors hereby forever waive, release and agree not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     (e) The agreements in this Section 13.03 shall survive repayment of the Term Loans and all other amounts payable hereunder.

SECTION 13.04.    Set-Off.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Company and the Guarantors at any time or from time to time subject to the consent of the Administrative Agent, without prior written notice to such Person or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Company or any Guarantor against and on account of the obligations and liabilities of such party to such Lender hereunder, and under the other Term Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Term Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured.

SECTION 13.05.    Amendments and Waivers.

     (a) Requisite Lenders' Consent. Subject to Section 13.05(e), no amendment, modification, termination or waiver of any provision of the Term Loan Documents, or consent to any departure by any Obligor therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and any additional consents required by Sections 13.05(b) and (c).

     (b) Affected Lenders' Consent. No amendment, modification, termination, or consent shall be effective if the effect thereof would:

         (i) extend the scheduled final maturity of any Term Loan or Term Loan Note outstanding to any Lender without the prior written consent of that Lender;

         (ii) waive, reduce or postpone any scheduled repayment (but not prepayment) due to any Lender without the prior written consent of that Lender;

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

         (iii) reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.07) payable to any Lender or reduce or extend any fee payable hereunder to any Lender without the prior written consent of that Lender;

         (iv) reduce the principal amount of any Term Loan outstanding to any Lender without the prior written consent of that Lender;

         (v) amend, modify, terminate or waive any provision of this Section 13.05(b), as it applies to any Lender without the prior written consent of that Lender;

         (vi) amend the definition of "Requisite Lenders" or "Pro Rata Share";

         (vii) release any Collateral from the Liens created by the Security Documents, except as specifically provided for in this Agreement and the Security Documents, without the prior written consent of all Lenders; or

         (viii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Term Loan Document without the prior written consent of all Lenders.

     (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Term Loan Documents, or consent to any departure by any Obligor therefrom, shall amend, modify, terminate or waive any provision of
Article VIII as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of the Administrative Agent.

     (d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 13.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Obligor, on such Obligor.

     (e) Certain Amendments.  Notwithstanding  the preceding  provisions of this
Section 13.05, the Company and the Administrative Agent may amend or supplement the Term Loan Documents without the consent of any Lender:

         (i) to cure any ambiguity, defect or inconsistency;

         (ii) to provide for the assumption of the Company's obligations to the Lenders by a successor to the Company pursuant to Article V hereof;

         (iii) to make any change that would provide any additional rights or benefits to the Lenders or that does not adversely affect the legal rights hereunder of any Lender;

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

         (iv) to allow any Guarantor to execute a supplemental Guarantee with respect to the Term Loans;

         (v) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Agreement or any of the Security Documents;

         (vi) to conform the text of this Agreement, the Term Loan Notes or the Security Documents to any provision of the Description of New Term Loans or Description of Notes section of the Final Offering Circular to the extent that such provision of the Description of New Term Loans or Description of Notes section of the Final Offering Circular was intended to be a verbatim recitation of a provision of this Agreement, the Term Loans or the Security Documents; or

         (vii) to reflect any waiver or termination of any right arising under the provisions of this Agreement that otherwise would be enforceable by any holder of the Notes, if such waiver or termination is set forth in the indentures governing such Notes, provided that no such waiver or amendment shall adversely affect the rights of the Lenders.

SECTION 13.06.    Successors and Assigns; Participations.

     (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders and the other parties hereto. No Obligor's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Obligor without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Register. The Company, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loan Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 13.06(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loan Commitments or Term Loans.

     (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without

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

limitation, all or a portion of its Term Loan Commitment or Term Loans owing to it or other Term Loan Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan and any related Term Loan Commitments):

         (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to the Company and the Administrative Agent; and

         (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee";

provided, further each such assignment pursuant to this Section 13.06(c) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent or as shall constitute the aggregate amount of the Term Loan Commitments and Term Loans outstanding to the assigning Lender).

     (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.16(c).

     (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement (and any forms, certificates or other evidence required by this Agreement in connection therewith), the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Company and shall maintain a copy of such Assignment Agreement.

     (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 13.06, the disposition of such Term Loan Commitments or Term Loans or any interests therein shall at all times remain within its exclusive control).

     (g)  Effect of  Assignment.  Subject  to the terms and  conditions  of this
Section 13.06, as of the "Effective Date" specified in the applicable Assignment
Agreement:

         (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it

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

     pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof;

         (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 13.08 and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Term Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder);

         (iii) the Term Loan Commitments shall be modified to reflect the Term Loan Commitment of such assignee; and

         (iv) if any such assignment occurs after the issuance of any Term Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to the Administrative Agent for cancellation, and thereupon the Company shall issue and deliver new Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Term Loans of the assignee and/or the assigning Lender.

     (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Company, any of its Restricted Subsidiaries or any of its Affiliates) in all or any part of its Term Loan Commitments, Term Loans or in any other Term Loan Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would:

         (i) extend the final  scheduled  maturity of any Term Loan or Term Loan
     Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Term Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Term Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof);

         (ii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement; or

         (iii) release all or substantially all of the Collateral under the Security Documents (except as expressly provided in the Term Loan Documents) supporting the Term Loans hereunder in which such participant is participating.

The Company agrees that each participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of
Section 2.16 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.16 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 13.04 as though it were a Lender, provided such participant agrees to be subject to
Section 2.13 as though it were a Lender.

     (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 13.06, any Lender may assign and/or pledge all or any portion of its Term Loans, the other Term Loan Obligations owed by or to such Lender, and its Term Loan Notes, if any, to secure obligations of such Lender including, without limitation, (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and (ii) with respect to any Lender that is a fund that invests in bank loans, to any trustee or holder of obligations owed, or securities issued by, such fund as security for such obligations or securities or to any other representative of such holders; provided, no Lender, as between the Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, trustee or such holder of obligations be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     (j) Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Company and the Administrative Agent.

SECTION 13.07.    Independence of Covenants.

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 13.08.    Survival of Representations, Warranties and Agreements.

     All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Term Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Company and the Guarantors set forth in Sections 2.14(c), 2.15, 2.16, 13.02, 13.03, 13.04, 13.15, 13.16 and 13.17 and
the agreements of Lenders set forth in Sections 2.13, 8.03(b) and 8.06 shall survive the payment of the Term Loans and the termination hereof.

SECTION 13.09.    No Waiver; Remedies Cumulative.

     No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Term Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Term Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

SECTION 13.10.    Marshalling; Payments Set Aside.

     Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Term Loan Obligations. To the extent that any Obligor makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 13.11.    Severability.

     In case any provision in or obligation under any Term Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 13.12.    Term Loan Obligations Several; Independent Nature of
                     Lenders' Rights.

     The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Term Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be

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

entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 13.13.    Headings.

     Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 13.14.    Applicable Law.

     This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

SECTION 13.15.    Consent to Jurisdiction.

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER TERM LOAN DOCUMENT, OR ANY OF THE TERM LOAN OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 13.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 13.16.    Waiver Of Jury Trial.

     EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TERM LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF

DUTY  CLAIMS  AND ALL  OTHER  COMMON  LAW AND
STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TERM LOAN
DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 13.17.    Confidentiality.

     Each Lender shall hold all non-public information regarding the Company and its business identified as such by the Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by the Company that, in any event, a Lender may make:

         (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 13.17);

         (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Term Loans or any participations therein;

         (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Obligors received by it from any of the Agents or any Lender, and

         (iv) disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of this Agreement or the Indenture and the transactions contemplated hereby or thereby (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Agreement, the Indenture and the transactions contemplated hereby or thereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to this Agreement, the Indenture and the transactions contemplated hereby or thereby, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

SECTION 13.18.    Usury Savings Clause.

     Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Term Loan Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Company shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Company.

SECTION 13.19.    Counterparts.

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall

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

constitute but one and the same instrument. The delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 13.20.    Effectiveness.

     This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 13.21.    Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement must include:

         (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.22. No Recourse Against the Company or the Guarantors.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT OR ANY OTHER TERM LOAN DOCUMENT, THE TERM LOANS AND THE TERM LOAN GUARANTEES ARE NON-RECOURSE SECURED OBLIGATIONS OF THE COMPANY AND THE GUARANTORS,
RESPECTIVELY. THE ONLY RECOURSE A LENDER WILL HAVE WITH RESPECT TO THE PAYMENT OF PRINCIPAL OF, OR INTEREST OR PREMIUM ON, THE TERM LOANS (WHETHER UNDER THIS AGREEMENT OR PURSUANT TO THE GUARANTEES) WILL BE ENFORCEMENT OF ITS RIGHTS AGAINST THE COLLATERAL PURSUANT TO THE SECURITY DOCUMENTS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                      CALPINE CONSTRUCTION FINANCE COMPANY, L.P.



                                      By:           /s/  ZAMIR RAUF
                                         ---------------------------------------
                                         Name:  Zamir Rauf
                                         Title:  Vice President



                                      CALPINE HERMISTON, LLC.



                                      By:           /s/  ZAMIR RAUF
                                         ---------------------------------------
                                         Name:  Zamir Rauf
                                         Title:  Vice President



                                      CPN HERMISTON, LLC



                                      By:           /s/  ZAMIR RAUF
                                         ---------------------------------------
                                         Name:  Zamir Rauf
                                         Title:  Vice President



                                      HERMISTON POWER PARTNERSHIP



                                      By:           /s/  ZAMIR RAUF
                                         ---------------------------------------
                                         Name:  Zamir Rauf
                                         Title:  Vice President

                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      as Administrative Agent, Sole Lead
                                      Arranger, Syndication Agent and a Lender



                                      By:           /s/ RT WAGNER
                                         ---------------------------------------
                                         Robert Wagner
                                         Authorized Signatory

                                                                      APPENDIX A
                                               to Credit and Guarantee Agreement


                          Initial Term Loan Commitments


Lender                                 Term Loan Commitment       Pro Rata Share
------                                 --------------------       --------------

Goldman Sachs Credit Partners L.P.       $385,000,000.00               100%

Total                                    $385,000,000.00               100%

                                                                      APPENDIX B
                                               to Credit and Guarantee Agreement


                                Notice Addresses



Administrative Agent's
Principal Office:              Goldman Sachs Credit Partners L.P.
                               85 Broad Street
                               New York, NY 10004
                               Attention: Pedro Ramirez

Sole Lead Arranger:            Goldman Sachs Credit Partners L.P.
                               85 Broad Street
                               New York, NY  10004
                               Attention: Pedro Ramirez

Obligors:                      Calpine Construction Finance
                                  Company, L.P.
                               50 West San Fernando Street
                               San Jose, CA 95113
                               Attention: General Counsel

Collateral Agent:              Wilmington Trust Company
                                  Rodney Square North
                               1100 North Market Street
                               Wilmington, DE 19890-1615
                               Attn: Kristin Long

                                       2